Exhibit 99.1

NEWS RELEASE

CONTACT:		6110 Executive Blvd., Suite 800
Sara Grootwassink		Rockville, Maryland 20852
Chief Financial Officer		Tel 301-984-9400
Direct Dial: 301-255-0820		Fax 301-984-9610
E-Mail: sgrootwassink@writ.com		www.writ.com

Newspaper Quote: WRIT

Page 1 of 7	FOR IMMEDIATE RELEASE	February 17, 2005

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES RESULTS FOR THE

THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2004

Washington Real Estate Investment Trust (WRIT) reported the following results today:

	For the three months ended December 31,		For the twelve months ended December 31,
	2004	2003	2004	2003
Net Income Per Share – Diluted	$0.30	$0.28	$1.09	$1.13
Funds from Operations (“FFO”) Per Share - Diluted	$0.52	$0.54	$2.05	$2.04

•	Net Income per fully diluted share for the three months ended December 31, 2004 was $0.30, compared to $0.28 for the same period in 2003, a 7.1% increase. Net Income per fully diluted share was $1.09 and $1.13 for the twelve months ended December 31, 2004 and 2003, respectively, a 3.5% decrease. The increase in net income per share for the quarter was due to the $1.0 million gain on the November disposition of 8230 Boone Boulevard, partially offset by dilution from the December 2003 equity offering of 2.2 million common shares, as well as increased interest and depreciation expense resulting from 2003 and 2004 acquisitions. The year-to-date decrease in net income per share was due to dilution from the December 2003 equity offering, increases in depreciation and interest expense resulting from acquisitions, and an increase in corporate administrative expense related to Sarbanes-Oxley section 404 compliance efforts. These decreases were partially offset by the gain on the sale of 8230 Boone Boulevard.

•	Funds from Operations (“FFO”) per fully diluted share, a non-GAAP financial measure, for the three months ended December 31, 2004 was $0.52, representing a 3.7% decrease from FFO per fully diluted share of $0.54 for the three months ended December 31, 2003. FFO per fully diluted share for the twelve months ended December 31, 2004 was $2.05, representing a 0.5% increase over FFO per fully diluted share of $2.04 for the twelve months ended December 31, 2003. FFO per share for both the quarter and year-to-date was impacted by the aforementioned factors affecting net income per share, excluding the gain on the sale of 8230 Boone Boulevard and the increase in depreciation expense.

A reconciliation of net income to funds from operations is provided on the attached income statement.

Edmund B. Cronin, Jr., Chairman, President and CEO, stated, “WRIT continues to pursue its business plan to reduce its exposure to the general office market through selected asset dispositions and an increased focus on the acquisition of medical office buildings in conjunction with its historical practice of acquiring industrial/flex, retail and multi-family properties.”

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

Company Information

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington/Baltimore metropolitan region. WRIT owns a diversified portfolio of 66 properties consisting of 11 retail centers, 27 office properties, 19 industrial/flex properties and 9 multifamily properties.

WRIT’s dividends have increased every year for 34 consecutive years. WRIT’s FFO per share has increased every year for 32 consecutive years. WRIT shares are publicly traded on the New York Stock Exchange (symbol: WRE).

Note: WRIT’s press releases and supplemental financial information are available on the company website at www.writ.com or by contacting Investor Relations at 301-984-9400.

Certain statements in this press release and the supplemental disclosures attached hereto are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, fluctuations in interest rates, availability of raw materials and labor costs, levels of competition, the effect of government regulation, the availability of capital, weather conditions, the timing and pricing of lease transactions and changes in general and local economic and real estate market conditions, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2003 Form 10-K. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

FOR IMMEDIATE RELEASE

WASHINGTON REAL ESTATE INVESTMENT TRUST

FINANCIAL HIGHLIGHTS

(In thousands, except per share data)

(Unaudited)

		Three Months Ended December 31,		Twelve Months Ended December 31,
OPERATING RESULTS		2004	2003	2004	2003
Revenue
Real estate rental revenue		$43,828	$41,713	$172,067	$154,004
Other income		88	72	327	414

		43,916	41,785	172,394	154,418

Expenses
Real estate expenses		(12,984)	(11,828)	(51,394)	(44,689)
Interest expense		(8,551)	(8,011)	(34,500)	(30,040)
Depreciation and amortization		(10,315)	(9,872)	(39,441)	(33,622)
General and administrative		(1,622)	(1,583)	(6,194)	(5,275)

		(33,472)	(31,294)	(131,529)	(113,626)

Income from continuing operations		10,444	10,491	40,865	40,792
Discontinued operations:
Income from operations of properties sold or held for sale		910	907	3,670	4,095
Gain on property disposed		1,029	—	1,029	—

Net Income		$12,383	$11,398	$45,564	$44,887

Income from continuing operations		$10,444	$10,491	$40,865	$40,792
Continuing operations real estate depreciation and amortization		10,315	9,872	39,441	33,622

Funds from continuing operations		$20,759	$20,363	$80,306	$74,414

Income from discontinued operations before gain on disposal		$910	$907	$3,670	$4,095
Discontinued operations real estate depreciation and amortization		270	464	1,652	2,133

Funds from discontinued operations		$1,180	$1,371	$5,322	$6,228

Funds from operations(1)		$21,939	$21,734	$85,628	$80,642

Accretive:
Tenant improvements		(3,057)	(4,958)	(9,432)	(9,506)
Leasing commissions capitalized		(923)	(935)	(2,713)	(4,241)
Non-Accretive:
Recurring capital improvements		(3,009)	(2,887)	(9,068)	(6,548)
Straight-line rents, net		(610)	(395)	(2,129)	(1,689)
Rent abatement amortization		308	220	1,216	933
Non real estate depreciation & amortization		400	448	1,698	1,844
Amortization of lease intangibles		51	(35)	(12)	(5)

Funds Available for Distribution(2)		$15,099	$13,192	$65,188	$61,430

Per Share Data
Income from continuing operations	(Basic)	$0.25	$0.26	$0.98	$1.04
	(Diluted)	$0.25	$0.26	$0.98	$1.03
Net income	(Basic)	$0.30	$0.29	$1.09	$1.14
	(Diluted)	$0.30	$0.28	$1.09	$1.13
Funds from continuing operations	(Basic)	$0.50	$0.51	$1.93	$1.89
	(Diluted)	$0.50	$0.51	$1.92	$1.88
Funds from operations	(Basic)	$0.53	$0.55	$2.06	$2.05
	(Diluted)	$0.52	$0.54	$2.05	$2.04
Dividends paid		$0.3925	$0.3725	$1.5500	$1.4700
Weighted average shares outstanding		41,711	39,862	41,642	39,399
Fully diluted weighted average shares outstanding		41,911	40,121	41,863	39,600

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

(1)	Funds From Operations (“FFO”) – The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) from sales of property plus real estate depreciation and amortization. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.
(2)	Funds Available for Distribution (“FAD”) is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight line rents, then adding (3) non-real estate depreciation and amortization and (4) non-cash rent abatement amortization, and adding or subtracting amortization of lease intangibles, as appropriate. FAD is included herein, because we consider it to be a measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

FOR IMMEDIATE RELEASE

WASHINGTON REAL ESTATE INVESTMENT TRUST

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2004	December 31, 2003
Assets
Land	$210,647	$199,808
Building	906,228	799,932

Total real estate, at cost	1,116,875	999,740
Accumulated depreciation	(201,758)	(166,095)

Total investment in real estate, net	915,117	833,645
Investment in real estate held for sale, net	34,158	41,582
Cash and cash equivalents	5,950	5,486
Rents and other receivables, net of allowance for doubtful accounts of $2,605 and $2,486, respectively	21,423	17,956
Prepaid expenses and other assets	35,066	28,686
Other assets related to properties held for sale	679	734

Total Assets	$1,012,393	$928,089

Liabilities
Accounts payable and other liabilities	$22,586	$18,922
Advance rents	5,108	4,903
Tenant security deposits	5,784	5,562
Other liabilities related to properties held for sale	848	1,171
Mortgage notes payable	173,429	142,182
Lines of credit/short-term note payable	117,000	—
Notes payable	320,000	375,000

Total Liabilities	644,755	547,740

Minority interest	1,629	1,601

Shareholders’ Equity
Shares of beneficial interest, $0.01 par value; 100,000 shares authorized: 42,000 and 41,607 shares issued and outstanding, respectively	$420	$416
Additional paid-in capital	405,029	396,462
Distributions in excess of net income	(35,544)	(16,272)
Less: Deferred Compensation on restricted shares	(3,896)	(1,858)

Total Shareholders’ Equity	366,009	378,748

Total Liabilities and Shareholders’ Equity	$1,012,393	$928,089

Note:	Certain prior year amounts have been reclassified to conform to the current year presentation.

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

Occupancy Levels by Core Portfolio(1) and All Properties

	Core Portfolio		All Properties
	4th QTR	4th QTR	4th QTR	4th QTR
Sector	2004	2003	2004	2003
Multifamily	91.6%	89.2%	91.6%	89.2%
Office Buildings	88.6%	89.5%	88.4%	88.1%
Retail Centers	95.8%	96.1%	95.8%	96.1%
Industrial/Flex Centers	94.0%	88.8%	94.3%	88.8%

Overall Portfolio	90.9%	90.3%	90.6%	89.4%

(1)	Core portfolio properties include all properties that were owned for the entirety of the current and prior year reporting periods and exclude properties either sold or classified as held for sale. For Q4 2004 and Q4 2003, core portfolio properties exclude Prosperity Medical Center, 8880 Gorman Road, Shady Grove Medical Village II, 8301 Arlington Boulevard, Dulles Business Park, 8230 Boone Boulevard, 7700 Leesburg, Tycon Plaza II and Tycon Plaza III. 8230 Boone Boulevard was sold on November 15, 2004. 7700 Leesburg, Tycon Plaza II and Tycon Plaza III were classified as properties held for sale as of December 31, 2004, and subsequently sold on February 1, 2005.

2004 Acquisition Summary

	Acquisition Date	Square Feet	Leased Sq. Ft. at Acquisition	Leased Percentage at Acquisition	December 31, 2004 Leased Percentage	Investment
8880 Gorman Road	3/10/04	140,700	140,700	100.0%	100.0%	$11,500,000
Shady Grove Medical Village II	8/12/04	66,157	66,157	100.0%	100.0%	18,500,000
8301 Arlington Boulevard	10/12/04	49,744	44,599	89.7%	92.1%	8,000,000
Dulles Business Park Portfolio	12/22/04	264,657	261,721	98.9%	98.9%	46,000,000

Total		521,258				$84,000,000

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

Conference Call Information

WRIT will conduct a Conference/Webcast Call to discuss 4th Quarter Earnings on Friday, February 18, 2005 at 11:00 AM, Eastern Time. Conference call access information is as follows:

USA Toll Free Number:	1-888-271-8857
International Toll Number:	1-706-679-7697
Leader:	Sara Grootwassink
Passcode:	3289618

The instant replay of the Conference Call will be available until March 4, 2005, at 11:59 PM Eastern Time. Instant Replay access information is as follows:

USA Toll Free Number:	1-800-642-1687
International Toll Number:	1-706-645-9291
Passcode:	3289618

The live on-demand webcast of the Conference Call will also be available on WRIT’s website at www.writ.com. The on-line playback of the webcast will be available at www.writ.com for 30 days following the Conference Call.